EXHIBIT INDEX


(12)(a) Tax opinion for Reorganization of RiverSource Insured Tax-Exempt Fund and RiverSource Tax-Exempt Bond Fund.

(16) Directors'/Trustees' Power of Attorney to sign this Registration Statement and its amendments, dated Jan. 11, 2006.